                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  U.S. BANCORP
             (Exact name of registrant as specified in its charter)

                    DELAWARE                                41-0255900
              (State or other jurisdiction             (I.R.S. employer
            of incorporation or organization)         identification no.)

                                 U.S. BANK PLACE
                             601 SECOND AVENUE SOUTH
                        MINNEAPOLIS, MINNESOTA 55402-4302

               (Address of principal executive offices) (Zip code)

NOVA CORPORATION AMENDED AND RESTATED 2000 EMPLOYEES STOCK INCENTIVE PLAN, AS AMENDED
NOVA CORPORATION 1996 EMPLOYEES STOCK INCENTIVE PLAN, AMENDED AND RESTATED AS OF AUGUST 3, 2000
NOVA CORPORATION 1991 EMPLOYEES' STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN
NOVA CORPORATION 1996 DIRECTORS STOCK OPTION PLAN
PMT SERVICES, INC. 1997 NONQUALIFIED STOCK OPTION PLAN
PMT SERVICES, INC. 1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
PMT SERVICES, INC. 1994 INCENTIVE STOCK PLAN
OPTION AGREEMENT DATED MAY 6, 1999, BETWEEN NOVA CORPORATION AND EDWARD GRZEDZINSKI

                            (Full title of the plans)

                               LEE R. MITAU, ESQ.
                                 U.S. BANK PLACE
                             601 SECOND AVENUE SOUTH
                        MINNEAPOLIS, MINNESOTA 55402-4302
                     (Name and address of agent for service)

                                 (612) 973-1111
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              JAY L. SWANSON, ESQ.
                              DORSEY & WHITNEY LLP
                             220 SOUTH SIXTH STREET
                          MINNEAPOLIS, MINNESOTA 55402
                                 (612) 340-2600

                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------
   TITLE OF SECURITIES    AMOUNT TO BE     MAXIMUM AGGREGATE       AMOUNT OF
     TO BE REGISTERED     REGISTERED(1)    OFFERING PRICE(2)   REGISTRATION FEE(3)
----------------------------------------------------------------------------------
       Common Stock
   ($.01 par value)(4)  8,743,101 Shares     $136,664,332           $34,167
----------------------------------------------------------------------------------

(1) Represents the shares of common stock of U.S. Bancorp issuable upon the exercise of options pursuant to the NOVA Corporation Amended and Restated 2000 Employees Stock Incentive Plan, as Amended; NOVA Corporation 1996 Employees Stock Incentive Plan, Amended and Restated as of August 3, 2000; NOVA Corporation 1991 Employees' Stock Option and Stock Appreciation Rights Plan; NOVA Corporation 1996 Directors Stock Option Plan; PMT Services, Inc. 1997

         Nonqualified Stock Option Plan; PMT Services, Inc. 1994 Non-Employee Director Stock Option Plan; PMT Services, Inc. 1994 Incentive Stock Plan; and the Option Agreement dated May 6, 1999, between NOVA Corporation and Edward Grzedzinski.

(2) Calculated solely for the purpose of this offering in accordance with Rule 457(h) on the basis of the maximum offering price per share at which the options may be exercised.

(3) In connection with the filing of its Registration Statement on Form S-4 (File No. 333-62076), U.S. Bancorp paid a registration fee on an aggregate of 62,642,310 shares of U.S. Bancorp common stock, calculated in accordance with Rules 457(f) and 457(c) under the Securities Act of 1933, including 5,693,190 shares of common stock issuable upon the exercise of options under the plans enumerated in
         Note 1 above that have not been exercised prior to the date of this Registration Statement on Form S-8. Accordingly, pursuant to
         Rule 457(b), U.S. Bancorp is applying $29,884, the portion of the fee paid under the Registration Statement on Form S-4 for the common stock issuable upon exercise of such options, against the fee payable for the securities registered hereunder. Accordingly, a registration fee of $4,283 to register the remaining 3,049,911 shares subject to options is payable herewith.

(4) Includes corresponding rights to acquire shares of U.S. Bancorp common stock pursuant to the Rights Agreement, dated as of February 27, 2001, between U.S. Bancorp and Firstar Bank, N.A.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by U.S. Bancorp with the Securities and Exchange Commission, are incorporated by reference in this registration statement, as of their respective dates:

         (a) U.S. Bancorp's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (b) U.S. Bancorp's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

         (c) U.S. Bancorp's Current Reports on Form 8-K and Form 8-K/A, filed on February 28, 2001, March 6, 2001, March 12, 2001, March 16, 2001, April 17, 2001 (two reports), April 23, 2001,
                  May 3, 2001 and July 17, 2001; and

         (d) the description of U.S. Bancorp's common stock and common stock purchase rights contained in any registration statement or report filed by U.S. Bancorp under the Securities Act of 1933, as amended (the "Securities Act"), or in any report filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         In addition, all documents filed by U.S. Bancorp pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Delaware law, U.S. Bancorp will indemnify its directors and officers under certain circumstances against all expenses and liabilities incurred by them as a result of suits brought against them as directors and officers of U.S. Bancorp. The indemnified directors, advisory directors and officers must act in good faith and in a manner they reasonably believe to be in the best interests of U.S. Bancorp, and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful. U.S. Bancorp will not indemnify directors, advisory directors and officers for expenses in respect of any matter as to which the indemnified directors and officers shall have been adjudged to be liable to U.S. Bancorp, unless the court in which the action or suit was brought shall determine otherwise. U.S. Bancorp may indemnify officers, advisory directors and directors only as authorized in each specific case upon a determination by the shareholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable statutory standard of conduct.

         Article Ninth of U.S. Bancorp's certificate of incorporation provides that a director will not be liable to U.S. Bancorp or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability: (a) for any breach of the director's duty of loyalty to U.S. Bancorp or its shareholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under the Delaware statutory provision making directors personally liable for unlawful payment of dividends or unlawful stock repurchases or redemptions, or (d) for any transaction from which the directors derived an improper personal benefit.

         Article VI of U.S. Bancorp's bylaws provides that the officers, directors and advisory directors of U.S. Bancorp will be indemnified to the full extent permitted by the DGCL. The board of directors has discretion to indemnify any employee of U.S. Bancorp for actions arising by reason of the employee's employment with U.S. Bancorp. U.S. Bancorp will pay expenses incurred by officers, directors and advisory directors in defending actions in advance of any final disposition if the officer, director or advisory director agrees to repay the amounts if it is ultimately determined that he or she is not entitled to be indemnified under the bylaws, Delaware law or otherwise.

         U.S. Bancorp maintains a standard policy of officers' and directors' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1 Restated Certificate of Incorporation of U.S. Bancorp, as amended. (Incorporated by reference to Exhibit 3.1 to U.S. Bancorp's Annual Report on Form 10-K for the year ended December 31, 2000.)

         4.2      Restated Bylaws of U.S. Bancorp. (Incorporated by reference to
                  Exhibit 3.2 to U.S. Bancorp's Annual Report on Form 10-K for the year ended December 31, 2000.)

         4.3 Pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, copies of instruments defining the rights of holders of long-term debt are not filed. U.S. Bancorp agrees to furnish a copy thereof to the Securities and Exchange Commission upon request.

         4.4 Warrant Agreement, dated as of October 2, 1995, between U.S. Bancorp and First Chicago Trust Company of New York, as Warrant Agent, and Form of Warrant. (Incorporated by reference to Exhibits 4.18 and 4.19 to U.S. Bancorp's Registration Statement on Form S-3, File No. 33-61667.)

         4.5 Certificate of Designation and Terms of Term Participating Preferred Stock of U.S. Bancorp. (Incorporated by reference to
                  Exhibit 4.1 to the U.S. Bancorp's Registration Statement on Form S-4, File No. 333-75603.)

         4.6 Forms of Warrant Agreements, dated as of November 5, 1996, between Monarch Bancorp (predecessor of Western Bancorp) and certain Warrantholders, and accompanying Forms of Warrants, assumed by U.S. Bancorp upon its acquisition of Western Bancorp on November 15, 1999. (Incorporated by reference to
                  Exhibit 4.5 to U.S. Bancorp's Annual Report on Form 10-K for the year ended December 31, 1999.)

         5.1 Opinion and consent of Dorsey & Whitney LLP as to legality of the securities being registered.

         23.1     Consent of Dorsey & Whitney LLP. (Included in Exhibit 5.1.)

         23.2 Consent of PricewaterhouseCoopers LLP (relating to financial statements of U.S. Bancorp).

         24.1     Powers of Attorney.

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Minneapolis, State of Minnesota, as of the 24th day of July, 2001.

                                     U.S. Bancorp

                                     By:  /s/  Jerry A. Grundhofer
                                          --------------------------------------
                                          Jerry A. Grundhofer

                                          President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of the 24th day of July, 2001.

                    Signature                                Title
       ---------------------------------    ----------------------------------------
       /s/  Jerry A. Grundhofer             President and Chief Executive Officer and
       ---------------------------------    Director (principal executive officer)
       Jerry A. Grundhofer


       /s/  David M. Moffett                Chief Financial Officer
       ---------------------------------    (principal financial officer)
       David M. Moffett



       /s/  Terrance R. Dolan               Senior Vice President and Controller
       ---------------------------------    (principal accounting officer)
       Terrance R. Dolan



       /s/  Linda L. Ahlers*                Director
       ---------------------------------
       Linda L. Ahlers


       /s/  Victoria Buyniski Gluckman*     Director
       ---------------------------------
       Victoria Buyniski Gluckman


                                             Director
       ---------------------------------
       Arthur D. Collins, Jr.


       /s/  Peter H. Coors*                 Director
       ---------------------------------
       Peter H. Coors


       /s/  John C. Dannemiller*            Director
       ---------------------------------
       John C. Dannemiller


       /s/  Joshua Green III*               Director
       ---------------------------------
       Joshua Green III


       /s/  John F. Grundhofer*             Director
       ---------------------------------
       John F. Grundhofer


       /s/  J.P. Hayden, Jr.*               Director
       ---------------------------------
       J.P. Hayden, Jr.


       /s/  Roger L. Howe*                  Director
       ---------------------------------
       Roger L. Howe


                                            Director
       ---------------------------------
       Thomas H. Jacobsen


       /s/  Delbert W. Johnson*             Director
       ---------------------------------
       Delbert W. Johnson


       /s/  Joel W. Johnson*                Director
       ---------------------------------
       Joel W. Johnson


       /s/  Jerry W. Levin*                 Director
       ---------------------------------
       Jerry W. Levin


       /s/  Sheldon B. Lubar*               Director
       ---------------------------------
       Sheldon B. Lubar


                                            Director
       ---------------------------------
       Frank Lyon, Jr.


       /s/  Daniel F. McKeithan, Jr.*       Director
       ---------------------------------
       Daniel F. McKeithan, Jr.


       /s/  David B. O'Maley*               Director
       ---------------------------------
       David B. O'Maley


       /s/  O'dell M. Owens, M.D.*          Director
       ---------------------------------
       O'dell M. Owens, M.D.


       /s/  Thomas E. Petry*                Director
       ---------------------------------
       Thomas E. Petry


       /s/  Richard G. Reiten*              Director
       ---------------------------------
       Richard G. Reiten


       /s/  S. Walter Richey*               Director
       ---------------------------------
       S. Walter Richey


                                            Director
       ---------------------------------
       Warren R. Staley


       /s/  Patrick T. Stokes               Director
       ---------------------------------
       Patrick T. Stokes


       /s/  John J. Stollenwerk             Director
       ---------------------------------
       John J. Stollenwerk

*By DAVID M. MOFFETT                        Attorney-in-fact for the persons
    ---------------------------------       indicated above with an *
     David M. Moffett
     Attorney-in-fact

                                  EXHIBIT INDEX

4.1 Restated Certificate of Incorporation of U.S. Bancorp, as amended. (Incorporated by reference to Exhibit 3.1 to U.S. Bancorp's Annual Report on Form 10-K for the year ended December 31, 2000.)

4.2      Restated Bylaws of U.S. Bancorp. (Incorporated by reference to Exhibit
         3.2 to U.S. Bancorp's Annual Report on Form 10-K for the year ended December 31, 2000.)

4.3 Pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, copies of instruments defining the rights of holders of long-term debt are not filed. U.S. Bancorp agrees to furnish a copy thereof to the Securities and Exchange Commission upon request.

4.4 Warrant Agreement, dated as of October 2, 1995, between U.S. Bancorp and First Chicago Trust Company of New York, as Warrant Agent, and Form of Warrant. (Incorporated by reference to Exhibits 4.18 and 4.19 to U.S. Bancorp's Registration Statement on Form S-3, File No. 33-61667.)

4.5 Certificate of Designation and Terms of Term Participating Preferred Stock of U.S. Bancorp. (Incorporated by reference to Exhibit 4.1 to the U.S. Bancorp's Registration Statement on Form S-4, File No. 333-75603.)

4.6 Forms of Warrant Agreements, dated as of November 5, 1996, between Monarch Bancorp (predecessor of Western Bancorp) and certain Warrantholders, and accompanying Forms of Warrants, assumed by U.S. Bancorp upon its acquisition of Western Bancorp on November 15, 1999. (Incorporated by reference to Exhibit 4.5 to U.S. Bancorp's Annual Report on Form 10-K for the year ended December 31, 1999.)

5.1 Opinion and consent of Dorsey & Whitney LLP as to legality of the securities being registered.

23.1     Consent of Dorsey & Whitney LLP. (Included in Exhibit 5.1.)

23.2 Consent of PricewaterhouseCoopers LLP (relating to financial statements of U.S. Bancorp).

24.1     Powers of Attorney.